Company Contact:	Investor Relations Contact:
Mr. Michael Lin	Mr. Crocker Coulson
Vice President, Investor Relations	President
China Public Security Technology, Inc.	CCG Elite Investor Relations
Tel: +1-949-743-0868	Tel: +1-646-213-1915 (NY office)
Email: mlin@chinacpby.com	Email: crocker.coulson@ccgir.com

FOR IMMEDIATE RELEASE

China Public Security Announces Impressive Third Quarter 2007 Results

SHENZHEN CITY, China, November 15, 2007 – China Public Security Technology, Inc., (OTC Bulletin Board: CPBY) ("China Public Security" or "the Company"), a leading provider of public security information technology and Geographic Information Systems ("GIS") software services, today announced record financial results for the third quarter ended September 30, 2007.

Third Quarter 2007 Highlights

  Revenues increased 128% year over year to $10.2 million
  Gross profit rose 87% year over year to $4.9 million, representing a 48% gross margin
  Operating income rose 71% to $3.9 million, with a 38% operating margin
  Net income grew 92% to $3.7 million, or $0.09 per basic and diluted share

Third Quarter 2007 Results

"China Public Security delivered strong growth in revenues and profits in the third quarter, as we successfully expanded to markets outside Shenzhen and implemented several large-scale system integration projects," commented Mr. Jiang Huai Lin, CEO of China Public Security. "In the third quarter, we completed several high profile projects, and began the construction of Phase I of the Shenzhen City Residence Card Information Management System Project. We also restructured our legal relationship with iASPEC, our exclusive commercial partner, in order to provide greater transparency to investors."

Effective July 1, 2007, Public Security Technology (PRC) Co., Ltd. ("PST"), the Company's wholly-owned subsidiary, implemented a new management services agreement with its exclusive commercial partner iASPEC Software Engineering Company Limited ("iASPEC"), which replaced the prior commercial arrangement between the parties. As a result of the new arrangement, iASPEC is now considered the Company's variable interest entity, and its financial data and information is consolidated into the Company's accounts.

On a pro forma basis, for the three months ended September 30, 2007, revenues grew 128% to $10.2 million, compared to $4.4 million in the same period of 2006. The increase in revenues was largely due to the Company's successful deployment of new product lines, expansion to markets outside Shenzhen City, as well as delivery of several high profile projects, including the Residence ID Card Project for the Shenzhen Public Security Bureau, and Shenzhen City Immigration Border Check Station Project.

Gross profit for the third quarter of 2007 grew 87% year over year to $4.9 million, representing a 48% gross margin, as compared to 59% in the third quarter of 2006. The Company's gross margin declined as the Company engaged in several large-scale system integration projects which incurred higher costs for purchasing hardware and subcontracting, compared to pure software development projects.

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Administrative expenses increased to $0.9 million in the third quarter of 2007, from $0.3 million in the same period last year. The rise was attributable to an increase in the Company's administrative staff and expansion of the company's operations.

Selling expenses for the quarters ended September 30, 2007 and 2006 were $0.1 million and $0.03 million, respectively, but remained stable as a percentage of revenues. The increase was due to expansion of the Company's marketing and sales functions during the period.

Income from operations grew 71% to $3.9 million in the third quarter of 2007, representing an operating margin of 38%, as compared to $2.3 million and 51% in the same period of 2006. The improvement was a result of the strong increase in the Company's revenues. However, the operating margin declined due to several large-scale system integration projects, which involved higher costs for procured hardware and other subcontracting costs.

On August 10, 2007, PST was granted the Enterprises Income Tax exemption by PRC tax authorities, retroactive to January 1, 2007. The provision for the three months ended September 30, 2007 was provided by iASPEC at the tax rate of 15%. The provision for income taxes was $0.03 million and $0.4 million for the three months ended September 30, 2007 and 2006, respectively.

Net income grew 92% to $3.7 million in the third quarter of 2007, or $0.09 per basic and diluted share, compared to $1.9 million during the same period of 2006.

Nine Months Results

On a pro forma basis, the Company's revenue for the first nine months of 2007 increased 167% over the comparable period in 2006, to $25.8 million. Gross profits increased 121% in the same period, to $13.2 million, with a 51% gross margin. Operating expenses in the first nine months of 2007 increased to $2.6 million as a result of the Company's overall growth, as well as administrative expenses related to the Company's expansion. Operating profits in the first nine months of 2007 were up 116% over the comparable period in 2006, to $10.6 million, with a 41% operating margin. Net income for the nine months ended September 30, 2007 was $10.4 million, or $0.27, per basic and diluted shares.

For the nine months ended September 30, 2007, cash flow from operations totaled a net outflow of $1.6 million, compared to an inflow of $6.8 million in the comparable period in 2006. Capital expenditures totaled $6.0 million and cash flow from financing activities totaled $12.5 million.

Financial Condition

On September 30, 2007, the Company had $9.4 million in cash and cash equivalents, total current assets of $24.1 million and total assets of $39.4 million. The Company's shareholder's equity increased to $26.2 million, from $1.6 million as of December 31, 2006, as a result of the consolidation of iASPEC.

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Recent Developments

On October 29, 2007, the Company sold 5,000,000 shares of its common stock to certain accredited investors for gross proceeds of approximately $40 million, or a price per share of $8.00. The shares represent approximately 11% of the issued and outstanding capital stock of the Company on a fully-diluted basis. The proceeds will be used to supplement working capital, to expand its current business and for possible acquisition opportunities.

On November 7, 2007, the Company completed the acquisition of Fortune Fame International Investment Ltd., a Hong Kong company, and its wholly-owned Chinese subsidiary, Information Security Development Technology (Shenzhen) Company Ltd. ("Information Security"), for a total purchase price of approximately $14.2 million, RMB53 million (approximately $7.1 million) to be paid in cash at the closing, and $7.07 million of which is payable in 883,333 shares of the Company's common stock, valued at $8.00 per share, within 90 days of the closing. The equity portion of the purchase price deliverable under the acquisition agreement is subject to Information Security's achieving certain net income performance targets of $2 million in 2008 and $2.6 million in 2009.

Third Quarter 2007 Operational Highlights

As of the end of the third quarter of 2007, the Company held a strong position in the market for Police-use Geographic Information Systems (PGIS) in Guangdong Province, based on its work on China's intelligent border control system, and its win of China's first contract to develop a new residence ID card management system to be piloted in Shenzhen.

The Company began Phase I construction of the Shenzhen Residence Card Information Management System Project in the third quarter of 2007. The bidding process for Phase II construction of this project, which has an estimated value of $7.0 million, is expected to commence in the fourth quarter of 2007. Other Residence Card Information Management System projects are planned for implementation in 2008 and 2009. In addition, China Public Security is expanding its operations from Tier-1 pilot cities to smaller cities, to meet the government's anticipated demand for an integrated, countrywide emergency and safety system. The total value of the Company's backlog of contracts is estimated to be approximately $21.1 million, which consists of $7.0 million related to uncompleted contracts as of September 30, 2007, and $14.1 million related to newly signed, but not yet implemented contracts. There are a total of 49 newly signed and uncompleted contracts.

Outlook for 2007

"The market for public security information technology continues to increase at a very rapid rate. It is estimated that Phase II of China's Golden Shield Project, another initiative to build safe and stable cities, could be approved to start up at the end of 2007 or in early 2008," said Mr. Lin. "Billions of dollars will be invested to upgrade the communication networks and information systems by the central government and municipalities. In addition, we believe that significant opportunities remain for our police and civil use of our products and services."

11/15/2007	China Public Security Q3FY2007 Earning Results	4

Management has projected revenues of $32 million and a net income of $12.5 million for 2007. For 2008, the Company expects revenues of $53 million, with net profit expected to reach $21 million.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures in this press release due to the inclusion of financial information of iASPEC which is considered to be the Company's "Predecessor" for these purposes. Although Public Security (the "Successor"), was formed on January 17, 2006, it had no significant operations in the period from January 17, 2006 through September 30, 2006. Accordingly, the accompanying financial statements for the period from January 1, 2006 through September 30, 2006 (the "Predecessor Period") reflect the results of operations of iASPEC. The accompanying financial data for the period from January 1, 2007 through September 30, 2007 (the "Successor Period") reflect the results of operations of China Public Security Holdings Limited. Accordingly, the results of operations of the Predecessor and the Successor are not comparable in all respects. We have provided non-GAAP financial measures through the reallocation of net related party revenues from iASPEC, which is not in accordance with US GAAP. The reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure is provided in the following section. The Company's management believes that these non-GAAP financial measures are necessary because the abnormally high financial ratios calculated using GAAP would be misleading to investors and would not reflect the substance of the Company's performance.

About China Public Security Technology, Inc.

Through its wholly-owned Chinese subsidiary, China Public Security is focused on the development and implementation of large scale, high-tech public security and Geographic Information System ("GIS") related projects. The Company provides a broad portfolio of fully integrated solutions and services, including public security information technology (First Responder Coordination Platform, Intelligent Border Control and Intelligent Security Surveillance), Geographic Information System (Police-use GIS and Civil-use GIS), and e-Government Platform services, software sales and maintenance. Through its exclusive commercial arrangement with iASPEC, China Public Security has the licenses to 16 registered and copyrighted software applications in China. In addition, ASPEC is considered the Company's variable interest entity, and its financial data and information is consolidated into the Company's accounts. To learn more about the Company, please visit the corporate website at http://www.chinacpby.com.

About Non-GAAP Financial Measures

This press release includes a reference to non-GAAP financial measures. For a description of these non-GAAP financial measures, including management's reason for using such measures, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled "Non-GAAP Financial Measures".

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Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China Public Security Technology, Inc., and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding the ability of the Company to win new contracts and expand its business to other regions in China, or achieve otherwise achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

--FINANCIAL TABLES FOLLOW—

11/15/2007	China Public Security Q3FY2007 Earning Results	6

CHINA PUBLIC SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)

	PREDECESSOR		SUCCESSOR
	THREE MONTHS	NINE MONTHS	THREE	NINE
	ENDED	ENDED	ENDED	ENDED
	SEPTEMBER 30	SEPTEMBER 30	SEPTEMBER 30	SEPTEMB
	2006	2006	2007	2007

REVENUE - THIRD PARTIES	$4,449,060	$9,684,279	$10,158,286	$13,121,765

REVENUE - RELATED PARTY	-	-	-	5,476,256

TOTAL REVENUES	4,449,060	9,684,279	10,158,286	18,598,021

COST OF REVENUES	(1,826,500)	(3,712,045)	(5,244,343)	(6,052,886)

GROSS PROFIT	2,622,560	5,972,234	4,913,943	12,545,135

ADMINISTRATIVE EXPENSES	(298,503)	(923,345)	(903,786)	(1,620,965)
SELLING EXPENSES	(36,172)	(155,288)	(101,228)	(345,029)

INCOME FROM OPERATIONS	2,287,885	4,893,601	3,908,929	10,579,141

OTHER INCOME/ (EXPENSES)	6,537	6,537	(111,263)	(83,471)

INCOME BEFORE TAXES
AND MINORITY INTEREST	2,294,422	4,900,138	3,797,666	10,495,670

MINORITY INTEREST	-	-	(45,000)	(45,000)

INCOME TAXES	(356,284)	(752,485)	(30,288)	(30,288)

NET INCOME	1,938,138	4,147,653	3,722,378	10,420,382

FOREIGN CURRENCY TRANSLATION GAIN	81,540	238,350	508,876	847,539

COMPREHENSIVE INCOME	$2,019,678	$4,386,003	$4,231,254	$11,267,921

WEIGHTED AVERAGE
NUMBER OF SHARES
BASIC	N/A	N/A	39,418,720	38,438,770
DILUTED	N/A	N/A	39,891,236	38,871,098

EARNINGS PER SHARE
BASIC	N/A	N/A	$0.09	$0.27
DILUTED	N/A	N/A	$0.09	$0.27

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CHINA PUBLIC SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	DECEMBER 31	SEPTEMBER 30
	2006	2007
ASSETS		(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$172,316	$8,839,082
Restricted Cash	-	584,668
Accounts receivable	-	10,255,808
Prepaid expenses	-	1,374,797
Related party receivables	1,410,471	-
Advances receivable	332,479	-
Inventory	-	2,188,434
Other receivables and deposits	243,948	883,778

TOTAL CURRENT ASSETS	2,159,214	24,126,567

NON-CURRENT ASSETS
Deposit for business acquisition		1,331,558
Property and equipment	49,826	13,395,518
Intangible assets	-	569,775

TOTAL NON-CURRENT ASSETS	49,826	15,296,851

TOTAL ASSETS	$2,209,040	$39,423,418

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$-	$2,234,738
Advances payable	200,000	-
Deferred Revenue	-	175,944
Accrued expenses	66,832	391,717
Tax payable	215,255	201,457
Amounts due to a director	82,304	82,304
Other payable	-	32,116
TOTAL CURRENT LIABILITIES	564,391	3,118,276

MINORITY INTEREST	-	10,081,360

STOCKHOLDERS' EQUITY
Common stock, par $0.01
Authorized capital, 75,000,000 shares
Shares issued and outstanding (2007: 39,418,720
2006: 31,550,298 shares)	50,000	128,684
Additional paid-in capital	-	13,232,527
Reserves	159,465	855,310
Retained earnings	1,435,184	11,159,722
Accumulated other comprehensive income	-	847,539

TOTAL STOCKHOLDERS' EQUITY	1,644,649	26,223,782

	$2,209,040	$39,423,418

11/15/2007	China Public Security Q3FY2007 Earning Results	8

CHINA PUBLIC SECURITY TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	PREDECESSOR	SUCCESSOR
	NINE MONTHS	NINE MONTHS
	ENDED	ENDED
	SEPTEMBER 30,	SEPTEMBER 30,
	2006	2007
OPERATING ACTIVITIES
Net income	$4,147,653	$10,420,382
Adjustments to reconcile net income
to net cash provided from ( used in ) operations
Depreciation	382,489	683,941
Amortization of intangible assets	104,364	47,501
Minority interest	-	45,000

Changes in operating assets and liabilities, net of VIE acquired
Decrease in inventories	203,237	901,254
Decrease ( Increase ) in trade and other receivables	1,478,841	(3,811,031)
Increase in prepaid expenses	-	209,702
Decrease in related parties receivables	-	1,308,103
Decrease in related party payables	-	(11,623,250)
Increase (Decrease) in trade and other payables	167,954	96,615
Increase in accrued expenses	(42,180)	185,782
Increase ( Decrease ) in tax payable	354,520	(44,038)

Net cash provided by ( used in ) operating activities	6,796,878	(1,580,037)

INVESTING ACTIVITIES
Advances to related parties	(1,563,806)	-
Net cash acquired from VIE acquisition	-	4,731,140
Deposit for business acquisition (Note 11)	-	(1,331,558)
Purchase of property and equipment	(3,268,668)	(6,010,693)
Capitalized software development cost	(101,096)	-

Net cash used in investing activities	(4,933,570)	(2,611,111)

FINANCING ACTIVITIES
Short-term loan	632,591	-
Increase in restricted cash	-	(584,668)
Receipt (Repayment) of advances payable	-	(200,000)
Cash received from private placement of common stock	-	13,311,211

Net cash provided by financing activities	632,591	12,526,543

EFFECT OF EXCHANGE RATE CHANGES ON CASH	7,747	331,371

NET INCREASE IN CASH AND CASH
EQUIVALENTS	2,495,899	8,335,395

CASH AND CASH EQUIVALENTS, BEGINNING	57,758	172,316

CASH AND CASH EQUIVALENTS, ENDING	$2,561,404	$8,839,082

Supplemental disclosure of cash flow information
Income taxes paid	$526,905	$80,847